Contact:                                                                                                                                                                                                                                                                              January 28, 2004
Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.
Phone: 408-736-6900 x168

AFOP REPORTS 4TH QUARTER 2003 REVENUES UP 16% SEQUENTIALLY

Company Completes Acquisition of Ritek’s Photonics Business

Sunnyvale, CA — January 28, 2004 — Alliance Fiber Optic Products, Inc. (Nasdaq SmallCap: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter ended December 31, 2003.

Revenues for the fourth quarter of 2003 totaled $3,476,000, which represents a 16% increase over revenues of $3,009,000 reported in the previous quarter, and an increase of 24% over revenues of $2,810,000 reported in the fourth quarter of 2002. The Company recorded a net loss for the fourth quarter of 2003 of $1,788,000, or $0.05 per share based on 36.1 million shares outstanding. This compares to a net loss for the third quarter of 2003 of $1,925,000, or $0.05 per share based on 35.5 million shares outstanding, and a net loss for the fourth quarter of 2002 of $2,767,000, or $0.08 per share based on 35.0 million shares outstanding.

Revenues for fiscal year 2003 totaled $11,470,000 as compared to $13,113,000 in the previous year. The Company recorded a net loss for fiscal year 2003 of $8,518,000 or $0.24 per share based on 35.6 million shares outstanding. This compares to a net loss for the previous year of $18,278,000 or $0.53 per share based on 34.7 million shares outstanding.

Included in the net loss for the quarter ended December 31, 2003 are deferred stock compensation charges of $109,000. Included in the net loss for the quarter ended September 30, 2003 are deferred stock compensation charges of $295,000. Included in the net loss for the quarter ended December 30, 2002 are non-cash charges for a $84,000 inventory provision, a $160,000 excess facility charge and deferred stock compensation charges of $443,000.

Included in the net loss for the year ended December 31, 2003 are deferred stock compensation charges of $905,000. Included in the net loss for the year ended December 31, 2002 are deferred stock compensation charges of $1,070,000, non-cash charges for inventory provisions of $4,486,000, excess facility charges of $1,840,000, and a $972,000 fixed asset write down charge.

Peter Chang, President and Chief Executive Officer, commented, “We persevered through a challenging 2003. Revenue grew by double digits in each of the last three quarters of 2003 and we maintained a strong focus on operating efficiency throughout 2003. We exited the year with a healthy balance of cash and cash equivalents totaling almost $36 million, and our quarterly cash burn rate was a modest $1.8 million, which was in line with previous quarters this year.”

During 2003 we accomplished key strategic initiatives, including the recently completed purchase of Taiwan-based Ritek Corporation’s Photonics business. We believe the acquisition, which was completed on January 16, 2004 provides an excellent complement to AFOP’s existing family of products. Also, Ritek’s manufacturing base and packaging technology will give us further expertise in areas we believe to be strategically important. Ritek’s established products and customer base for the emerging access and FTTX markets, in particular, will provide AFOP the opportunity to strengthen its base of business in Japan and the rest of Asia, which we believe have attractive long-term growth potential,” continued Mr. Chang. Under the terms of the agreement, AFOP acquired substantially all of the assets of Ritek’s Photonics business in exchange for 1.7 million shares of AFOP common stock. Additionally AFOP received $1.5 million in cash from Ritek.

Mr. Chang concluded, “We are proud of our achievements in 2003, and we enter 2004 with confidence as we are financially sound, are experiencing increasing interest in our expanding product portfolio, and are growing our base of customers throughout the world. We believe that with continued fiscal discipline and a strengthening market, we are well-positioned to take part in the industry recovery as it occurs.”

Conference Call
Management will host a conference call at 1:30 p.m. Pacific Time on January 28, 2004 to discuss AFOP’s fourth quarter and full year 2003 financial results. To participate in AFOP’s conference call, please call (303) 205-0066 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 566234. AFOP will also provide a live webcast of its fourth quarter and full year 2003 conference call at AFOP’s website www.afop.com. The dial in for the instant replay is (303) 590-3000; confirmation number 566234.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP’s products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film DWDM components and modules, fixed and variable optical attenuators, and depolarizers. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP’s website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the anticipated benefits of the acquisition of assets from Ritek including strengthening our base of operations in Asia and Japan, our future prospects, maintenance of and improvement in our operating leverage, and competitive position, are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to our ability to integrate the assets that we acquired from Ritek and to achieve the anticipated benefits, general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, loss of key customers, ability to ramp new products into volume production, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in SEC reports, including AFOP’s most recent Form 10-QSB for the quarter ended September 30, 2003. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Dec. 31,	Dec. 31,
	2003	2002

ASSETS
Current assets:
Cash and short-term investments	$35,898	$42,975
Accounts receivable, net	2,008	1,133
Inventories, net	3,408	2,930
Other current assets	949	967

Total current assets	42,263	48,005

Property and equipment, net	4,458	5,313

Other assets	362	362

Total assets	$47,083	$53,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,501	$ 706
Accrued expenses and other liabilities	2,964	3,188

Total current liabilities	4,465	3,894

Long-term liabilities	294	823

Total liabilities	4,759	4,717

Stockholders' equity	42,324	48,963

Total liabilities and stockholders' equity	$47,083	$53,680

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2003	2003	2002
Revenues	$3,476	$3,009	$2,810

Cost of revenues	2,806	2,466	2,637

Gross profit/(loss)	670	543	173

Operating expenses:
Research and development	1,220	1,547	1,394
Sales and marketing	476	426	627
General and administrative	849	731	1,193
Excess facility charge	–	–	160

Total operating expenses	2,545	2,704	3,374

Loss from operations	(1,875)	(2,161)	(3,201)

Interest and other income, net	89	236	259

Loss before income taxes	(1,786)	(1,925)	(2,942)

Income tax provision	2	–	(175)

Net loss	$(1,788)	$(1,925)	$(2,767)

Net loss per share - basic and diluted	$(0.05)	$(0.05)	$(0.08)

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2003	2002
Revenues	$11,470	$13,113

Cost of revenues	9,720	16,185

Gross profit/(loss)	1,750	(3,072)

Operating expenses:
Research and development	5,562	7,299
Sales and marketing	1,997	2,869
General and administrative	3,408	4,495
Excess facility charges	–	1,840

Total operating expenses	10,967	16,503

Loss from operations	(9,217)	(19,575)

Interest and other income, net	700	1,130

Loss before income taxes	(8,517)	(18,445)

Income tax provision	2	(167)

Net loss	$(8,519)	$(18,278)

Net loss per share - basic and diluted	$(0.24)	$(0.53)